UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29 2008 (April 28, 2008)

SAMOYED ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

000-52390

98-0511932

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

 of incorporation)

2440, 10303 Jasper Avenue, Edmonton, Alberta T5J 3N6

 (Address of principal executive offices)

                (Zip Code)

Registrant's telephone number, including area code (780) 428-6002

#2-136 Stonecreek Road, Canmore, Alberta T1W 3A5

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 28, 2008, Samoyed Energy Corp., a Nevada corporation (“Samoyed”), entered into a Stock Exchange Agreement dated as of April 14, 2008, by and among Samoyed and the shareholders of Advanced Voice Recognition Systems, Inc., a Colorado corporation (“AVRS”).  A copy of the Stock Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the Stock Exchange Agreement, at closing the AVRS shareholders will exchange with, and transfer to, Samoyed all of the issued and outstanding shares of capital stock of AVRS.  In exchange, Samoyed will exchange with, and issue to, the AVRS shareholders an aggregate of 140,000,000 shares of Samoyed’s common stock.  The closing of the Stock Exchange Agreement is subject to the following conditions:

•

Samoyed must deliver to AVRS fully executed documents sufficient to evidence the transfer to Stone Canyon Resources, Inc. (“Stone Canyon”) of all of Samoyed’s oil and gas assets, as well as all of the liabilities related to those oil and gas assets, in exchange for the 22,749,998 shares of Samoyed’s common stock currently owned by Stone Canyon, which transfer is to be completed immediately following the closing of the Stock Exchange Agreement;

•

Certain shareholders of Samoyed holding an aggregate of 500,000 shares of Samoyed’s common stock must pay to Samoyed $250,000;

•

Certain shareholders of Samoyed holding an aggregate of 3,500,000 shares of Samoyed’s common stock must agree to pay to Samoyed an amount equal to $1,750,000 within 90 days of the closing of the Stock Exchange Agreement, or in the alternative, tender to Samoyed for cancellation two shares of Samoyed’s common stock for every $1 not paid; and

•

Certain shareholders of Samoyed holding shares of Samoyed’s common stock must agree that, commencing on the date the Stock Exchange Agreement closes, and ending on a date one year later, the shareholders will not, without the written consent of  Samoyed, (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, certain of their shares of Samoyed’s common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of  those shares of Samoyed’s common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission.

•

An audit of the financial statements of AVRS must be completed.

Samoyed anticipates closing the Stock Exchange Agreement on or before May 15, 2008.

Item 7.01

Regulation FD Disclosure.

On April 29, 2008, Samoyed issued a news release discussing the Stock Exchange Agreement.  The news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this 8-K Report shall not be deemed filed for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01

Financial Statements and Exhibits.

d)  Exhibits

Exhibit 10.1

Stock Exchange Agreement dated as of April 14, 2008, by and among Samoyed Energy Corp. and the Shareholders of Advanced Voice Recognition Systems, Inc.

Exhibit 99.1

April 29, 2008, news release entitled “Samoyed Energy Corp. Enters into Stock Exchange Agreement with Shareholders of Advanced Voice Recognition Systems, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMOYED ENERGY CORP.

Signature:

/s/ Lisa Jacobson

Name:

Lisa Jacobson

Title:

Secretary and Director

Dated:

April 29, 2008

EXHIBIT INDEX

Exhibit Number

Description

Exhibit 10.1

Stock Exchange Agreement dated as of April 14, 2008, by and among Samoyed Energy Corp. and the Shareholders of Advanced Voice Recognition Systems, Inc.

Exhibit 99.1

April 29, 2008, news release entitled “Samoyed Energy Corp. Enters into Stock Exchange Agreement with Shareholders of Advanced Voice Recognition Systems, Inc.”

I-1